SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

      [ ] Preliminary Proxy Statement
      [X] Definitive Proxy Statement
      [ ] Definitive Additional Materials
      [ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                         Chemfab Corporation
           (Name of Registrant as Specified In Its Charter)

                         Chemfab Corporation
               (Name of Person(s) Filing Proxy Statement)


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          or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
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          Exchange Act Rule 14a-6(i)(3).
      [ ] Fee computed on table below per Exchange Act
          Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

                    N/A

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    [ ]   Check box if any part of the fee is offset as provided by Exchange Act
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                             CHEMFAB CORPORATION
                         701 Daniel Webster Highway
                        Merrimack, New Hampshire 03054

                NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS



TO THE SHAREHOLDERS OF CHEMFAB CORPORATION:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of Chemfab Corporation will be held at the Corporation's principal executive office, 701 Daniel Webster Highway, Merrimack, New Hampshire, on Thursday, October 31, 1996 at 9:00 A.M. (local time) for the following purposes:

     (a)     To elect directors of the Corporation; and

     (b) To consider and vote upon a proposal to ratify the selection by the Board of Directors of the firm of Ernst & Young LLP as independent auditors of the Corporation for the fiscal year ending June 30, 1997; and

     (c) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed September 4, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the 1996 Annual Meeting of Shareholders. Accordingly, only shareholders of record at the close of business on September 4, 1996 will be entitled to notice of, and to vote at, such meeting or any adjournments thereof.

                                        By order of the Board of Directors




                                        MOOSA E. MOOSA
                                        Secretary

September 30, 1996

NOTE:   THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE
ACCOMPANYING PROXY.  A RETURN ENVELOPE IS ENCLOSED.







                             CHEMFAB CORPORATION
                               PROXY STATEMENT



     The enclosed proxy is solicited by the Board of Directors of Chemfab Corporation (the "Corporation") for use at the 1996 Annual Meeting of Shareholders on October 31, 1996 and at any adjournments or postponements thereof (the "Meeting").

     The Corporation's principal executive office is located at 701 Daniel Webster Highway, P.O. Box 1137, Merrimack, New Hampshire 03054.

     The cost of soliciting proxies by mail, telephone, telegraph or in person will be borne by the Corporation. The Corporation has retained the services of W.F. Doring & Company, a proxy solicitation firm based in New Jersey, to whom the Corporation will pay a fee of $1,500 plus reimbursement for mailing and out-of-pocket expenses. In addition to solicitation by mail, the Corporation will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy material to the beneficial owners of shares held by them.

     You may revoke your proxy at any time prior to its use by giving written notice to the Secretary of the Corporation, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made by you thereon or, in the absence of such specifications, in favor of the election of the nominees for directors listed herein and in favor of the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 1997, and, with respect to any other business which may properly come before the meeting, in the discretion of the named proxies. If, in a proxy submitted on your behalf by a person acting solely in a representative capacity, the proxy is marked clearly to indicate that the shares represented thereby are not being voted with respect to one or more proposals, then your proxy will not be counted as present at the meeting with respect to such proposals. Proxies submitted with abstentions as to one or more proposals will be counted as present for purposes of establishing a quorum for such proposals.

     All holders of record of the common stock, par value $.10 per share, of the Corporation (the "Common Stock") at the close of business on September 4, 1996, will be eligible to vote at the Meeting. Each share is entitled to one vote. All share and option related information in this proxy statement has been adjusted to reflect the 3-for-2 stock split, in the form of a stock dividend, effected by the Company on February 22, 1996. As of September 4, 1996, the Corporation had outstanding 7,997,609 shares of Common Stock. The presence, in person or by proxy, of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting. This proxy statement and the enclosed proxy are first being mailed or given to shareholders on or about September 30, 1996.


                              PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to each person known to the Corporation, on the basis of filings made pursuant to Rule 13(d) or 13(g) under the Securities Exchange Act of 1934, to be the beneficial owner of more than 5% of the issued and outstanding Common Stock as of August 8, 1996 or other date noted below. As of August 8, 1996, 8,069,574 shares of Common Stock were outstanding.


Name and Address              Amount and Nature of     Percentage of
of Beneficial Owner           Beneficial Ownership     Outstanding
                              of Common Stock (1)      Shares of
                                                       Common Stock Owned (1)
- ----------------------        --------------------     ----------------------

Peter B. Cannell &            1,291,157 (2)            16.0%
Co., Inc.  ("Cannell")
919 Third Avenue
New York, NY  10022


Paul M. Cook                    576,660 (3)(4)          7.1%
PMC Assoc.
c/o SRI
P.O. Box 880
Menlo Park, CA  94026-0880

Dimensional Fund                455,850 (5)             5.6%
Advisors Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

(1) The shares owned, and the shares included in the total number of shares outstanding, have been adjusted, and the percentage owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and includes, options to the extent called for by such rule, with respect to shares of Common Stock that can be exercised on or before October 7, 1996. Except as set forth in the footnotes below, such shares are beneficially owned with sole investment and sole voting power.

(2) Based upon information provided to the Corporation by Cannell as of July 31, 1996. Consists entirely of shares of Common Stock of the Corporation owned by investment advisory clients of Cannell, principals of Cannell, and The Peter
B. Cannell 401(k) Plan. Cannell disclaims beneficial ownership of all such shares. The 1,291,157 shares of Common Stock listed as beneficially owned by Cannell as of August 8, 1996, includes 92,951 shares of Common Stock subsequently sold by Cannell to the Company. (See Certain Transactions.)

(3)     Assumes that options covering 60,000 shares are exercised.

(4) Includes 516,660 shares held by the Paul and Marcia Cook Living Trust, as to which Mr. Cook and his wife share voting and investment power as co-trustees.

(5) Based upon information as of June 30, 1996 provided to the Corporation by Dimensional Fund Advisors. Consists entirely of shares of Common Stock owned by portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional
Fund Advisors does not have voting power with respect to 162,900 of such shares. Dimensional Fund Advisors disclaims beneficial ownership of all 455,850 shares.



                           ELECTION OF DIRECTORS

Nominees for Election as Directors

     The Board of Directors has set the number of Board members at six for the upcoming year. Each director is elected to hold office until the next annual meeting of shareholders, or special meeting in lieu thereof, and until their respective successors are duly elected and qualified. The Board has nominated all of the current members of the Board for reelection. The affirmative vote of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, is required for the reelection of the members of the Board.

     Unless authority to do so is withheld, the persons named in each proxy (and/or their substitutes) will vote the shares represented thereby "FOR" the election of the director nominees named below. If for any reason any nominee is not a candidate (which is not now expected), a new nominee will be designated by the Board to fill such vacancy, unless the Board of Directors shall reduce the number of directors in accordance with the By-Laws of the Corporation.

Information as to Directors and Nominees for Director

     There is shown below for each director and nominee for director, as reported to the Corporation, the name, age and family relationship, if any, with any other director or officer, the principal occupation and employment over at least the last five years, the position, if any, with the Corporation, the period of service as a director of the Corporation, and certain other directorships held.

Name                    Age     Office Held            Director Since
- ----                    ---     -----------            --------------

Paul M. Cook            72      Director               March 1976

Warren C. Cook          51      Director               September 1976

Robert E. McGill, III   65      Director               October 1995

James E. McGrath        62      Director               October 1993

Duane C. Montopoli      47      President,             February 1986
                                Chief Executive
                                Officer and Director

Nicholas Pappas         66      Director               May 1991


     PAUL M. COOK has served as Chief Executive Officer and Chairman of the Board of Diva Systems Corporation since June 1995. He is also Chairman of the Board of Directors of SRI International, Menlo Park, California, a position he has held since December 1993. Mr. Cook has also served as Chairman of the Board of Directors of CellNet Data Systems, Inc. (formerly Domestic Automation Company) of San Carlos, California since June 1990 and served as Chief Executive Officer of that company from August 1990 through August 1994. Mr. Cook is a member of the Board of Directors of Raychem Corporation, Menlo Park, California, which he founded in 1957 and of which he served as President until 1982 and Chief Executive Officer until April 1990. Mr. Cook is the uncle of Mr. Warren Cook, also a director of the Corporation.

     WARREN C. COOK is President and is a member of the board of directors of Sugarloaf Mountain Corporation. Prior to his resignation in June 1986, Mr. Cook was President and Chief Executive Officer of the Corporation. Mr. Cook is the nephew of Mr. Paul Cook, also a director of the Corporation.

     ROBERT E. McGILL, III served as Executive Vice President of The Dexter Corporation, Windsor Locks, Connecticut from 1989 through 1994 and also served as Director from 1983 through April 1995. Prior to his appointment as Executive Vice President, Mr. McGill served as Vice President and Senior Vice President of Finance and Administration from 1975 through 1989. He is currently a member of the Board of Directors of CN Biosciences, Inc. and Connecticut Surety Corporation. Mr. McGill is also a Trustee for Travelers Mutual and Variable Annuity Funds.

     JAMES E. McGRATH, Ph.D., is the Ethyl Chaired Professor of Chemistry and Director of the National Science Foundation's Science and Technology Center for High Performance Polymer Adhesives and Composites at Virginia Polytechnic Institute and State University ("VPI"). Prior to his appointment as Director of the Science and Technology Center in February 1989, Dr. McGrath served as Director of the Materials Institute at VPI. Dr. McGrath also held various positions as a research scientist and chemist during his 17 years in private industry with several companies, including Union Carbide and Goodyear Tire and Rubber Co.

     DUANE C. MONTOPOLI is President and Chief Executive Officer of the Corporation. He has held these positions since June 1986. From December 1983 until January 1990, Mr. Montopoli was a partner in Oak Grove Ventures, Menlo Park, California. Prior to that time, he was a partner in Arthur Young & Company (a predecessor firm of Ernst & Young LLP).

     NICHOLAS PAPPAS, Ph.D., is Vice Chairman of the Board of Directors of Rollins Environmental Services, Inc., Wilmington, Delaware. Prior to his appointment as Vice Chairman, Mr. Pappas served as President and Chief Operating Officer from July 1991 through September 1995. Dr. Pappas was employed by the Du Pont Company in various capacities from 1956 until his retirement in December 1990. Dr. Pappas served as Executive Vice President of Du Pont from 1988 to December 1990, and was Group Vice President - Polymer Products from 1983 to 1988. He is also a director of Yenkin-Majestic Corp. of Dayton, Ohio, Nova Corporation, a Canadian company, TCIM Services of Wilmington, Delaware, and Biotraces Inc. of Fairfax, Virginia.

     As compensation for service as director, each non-employee director receives cash compensation and annual stock option grants. The Corporation pays to each non-employee director $1,000 for every meeting of the Board of Directors attended in person by such director, and $250 for every telephonic meeting of the Board of Directors (or committee thereof) in which such director participates. In addition, pursuant to the Corporation's Second Amended and Restated 1991 Stock Option Plan, the non-employee directors of the Corporation receive annual automatic grants of options to purchase shares of Common Stock (not to exceed an aggregate of 60,000 shares per person). During fiscal 1996, each of the non-employee directors received an automatic grant of options under the Second Amended and Restated 1991 Stock Option Plan to purchase 6,000 shares of the Common Stock at fair market value as of the date of grant ($12.33 per share), and such options became fully vested over the course of that fiscal year. The Board of Directors met eight times last year. Each director attended at least 75% of the aggregate of the total number of such meetings of the Board of Directors and the total number of meetings held by all committees on which he served, with the exception of Warren Cook, who attended 73% of such meetings.

Committees

     From July 1995 through October 1995, the Audit Committee of the Board of Directors consisted of Mr. Paul M. Cook and Dr. James E. McGrath, and from October 1995 through the remainder of fiscal 1996, consisted of Mr. McGrath and Mr. McGill. This committee met twice in fiscal 1996. The functions of the Audit Committee include: (1) making recommendations to the Board of Directors with respect to the engagement of the independent auditors; (2) reviewing the audit plans developed by the independent auditors for the annual audit of the Corporation's books and records and the results of such audit; (3) reviewing the annual financial statements; (4) reviewing the professional services provided by the independent auditors and the auditors' independence; and (5) reviewing the adequacy of the Corporation's system of internal controls and the responses to management letters issued by the independent auditors.

     During fiscal 1996, the Option/Compensation Committee of the Board of Directors consisted of Mr. Paul M. Cook, Mr. Warren C. Cook and Dr. Nicholas Pappas. This committee met three times in fiscal 1996. The principal functions of the Option/Compensation Committee are to review and approve salary plans and bonus awards, as well as other forms of compensation, and to administer the Corporation's stock option plans pursuant to the terms of such plans. In July 1996, Dr. Pappas resigned as a member of the Option/Compensation Committee in light of his then pending Consulting Agreement with the Corporation (see "CERTAIN TRANSACTIONS").

Ownership of Equity Securities by Management

     The table below sets forth information as of August 8, 1996, as reported to the Corporation, as to the beneficial ownership of the Common Stock of the Corporation by each director, each nominee for election as a director, and each named executive officer, and by all directors and executive officers as a group.



                               Amount and Nature of     Percentage of
                               Beneficial Ownership     Outstanding Shares of
Name                           of Common Stock (1)      Common Stock Owned (1)
- ---------------------          ---------------------    ----------------------

Paul M. Cook                        576,660 (2)                7.09%
Warren C. Cook                      190,827 (3)                2.35%
James C. Manocchi                    70,125                     .86%
Robert E. McGill, III                 7,000                     .09%
James E. McGrath                     18,000                     .22%
Duane C. Montopoli                  197,750 (4)                2.39%
Gabriel P. O'Gara                    47,640                     .59%
Nicholas Pappas.                     36,000                     .44%
Charles Tilgner III                  24,047                     .30%
John W. Verbicky                     17,063                     .21%
All directors and executive
officers as a group (12 persons)  1,217,175                   14.12%


(1) Except as set forth in the footnotes below, each stockholder has sole investment and voting power with respect to the shares beneficially owned. Includes options with respect to shares of Common Stock that can be exercised on or before October 7, 1996. Assumes exercise of options covering 60,000 shares for Mr. Paul Cook, 60,000 shares for Mr. Warren Cook, 70,125 shares for Mr. Manocchi, 6,000 shares for Mr. McGill, 18,000 shares for Dr. McGrath, 193,250 shares for Mr. Montopoli, 47,625 shares for Mr. O'Gara, 30,000 shares for Dr. Pappas, 17,250 shares for Mr. Tilgner, 17,063 shares for Dr. Verbicky, and 551,376 shares for all directors and executive officers as a group.

(2) Includes 516,660 shares held by the Paul and Marcia Cook Living Trust, as to which Mr. Cook and his wife share voting and investment power as co-trustees.

(3) Includes 85,500 shares held in trust for the benefit of Mr. Warren Cook's two children, as to which Mr. Cook has no voting or investment power and disclaims beneficial ownership.

(4) Includes 4,500 shares held by Mr. Montopoli as custodian for his two children, as to which Mr. Montopoli disclaims beneficial ownership.



                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The table below sets forth certain compensation information for the fiscal years ended June 30, 1996, 1995 and 1994 with respect to the Corporation's Chief Executive Officer and those four other executive officers of the Corporation who were the most highly paid for fiscal 1996.



                                                                     Long Term
                                                                    Compensation
                                              Annual Compensation      Awards        All Other
Name and Principal Position         Year    Salary($)(1)   Bonus($)   Options(#)     Compensation($)(2)
- --------------------------------    ----    -----------------------   ----------     ------------------

Duane C. Montopoli                  1996    $225,000        $85,000     18,000            $6,828
  President, Chief Executive        1995    $219,000        $66,000     12,000            $5,666
  Officer and Director              1994    $217,600        $12,000     12,000            $5,271

James C. Manocchi                   1996    $135,000        $42,000      9,000            $3,345
  Vice President-Asia               1995    $130,000        $25,000     24,000            $3,303
  Pacific Business Group            1994    $129,000        $ 8,000     11,250            $3,086

Gabriel P. O'Gara                   1996    $134,000        $57,000     12,750            $2,001
  Vice President-European           1995    $126,891        $34,000      9,000            $1,740
  Business Group                    1994    $106,090         $9,000      6,000            $1,438

Charles Tilgner III                 1996    $107,000        $40,000      6,000            $4,294
  Vice President and Director of    1995    $103,000        $23,000          0            $4,166
  U.S. Operations and Engineering   1994    $105,000        $ 4,000          0            $3,883

John W. Verbicky                    1996    $151,000        $57,000     98,250          $16,050 (3)
  Executive Vice President          1995    $130,000        $24,000      9,000          $15,892 (3)
  and Chief Operating Officer       1994    $124,912        $ 4,000          0          $15,627 (3)



(1)     Salary includes amounts deferred pursuant to the Corporation's 401(k)
Plan.

(2) All Other Compensation includes (i) the Corporation's matching contributions, and discretionary payments made by the Corporation, under the Corporation's 401(k) Plan, and (ii) life insurance premiums paid by the Corporation on behalf of the named executive officer.

(3) Pursuant to the terms of Dr. Verbicky's employment agreement, the Corporation has forgiven $15,000 of indebtedness owed by Dr. Verbicky to the Corporation during each of fiscal 1994; 1995 and 1996.


Option Grants in Last Fiscal Year

     The following table discloses information regarding stock options granted during the fiscal year ended June 30, 1996 pursuant to the Corporation's Second Amended and Restated 1991 Stock Option Plan to the individuals listed in the Summary Compensation Table. In accordance with Securities and Exchange Commission rules, also shown are the hypothetical gains or "option spreads," on a pre-tax basis, that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 0%, 5% and 10% from the date the options were granted over the full option term of ten (10) years.



                                        Individual Grants
                       ------------------------------------------------------------     Potential Realizable Value at
                                          % of Total                                       Assumed Annual Rates of
                                       Options Granted                                  Stock Price Appreciation for
                          Options       to Employees     Exercise      Expiration               Option Term
Name                   Granted(#)(1)     in FY 1996    Price (per sh)  Date             0%           5%           10%
- -------------------    --------------  --------------  --------------  ------------     -----------------------------

Duane C. Montopoli       18,000             6.72%         $11.33       08/03/05         $  0    $128,160   $  325,080
James C. Manocchi         9,000             3.36%         $11.33       08/03/05         $  0    $ 64,080   $  162,540
Gabriel P. O'Gara        12,750             4.76%         $11.33       08/03/05         $  0    $ 90,780   $  230,265
Charles Tilgner III       6,000             2.24%         $11.33       08/03/05         $  0    $ 42,720   $  108,360
John W. Verbicky         14,250             5.32%         $11.33       08/03/05         $  0    $101,460   $  257,355
John W. Verbicky         84,000            31.34%         $13.33       02/01/06         $  0    $703,920   $1,784,160


(1) Each option grant is exercisable, cumulatively, in increments of 25% on each of the first four anniversaries of the grant date. Options granted to executive officers provide for accelerated vesting in the event of a change in control of the Corporation.


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option

Values

     The following table sets forth information as to options exercised during the fiscal year ended June 30, 1996, and unexercised options held at the end of such fiscal year, by the individuals listed in the Summary Compensation Table.



                                                                                      Value of Unexercised
                                                        Numbers of Unexercised        In-the-Money Options
                       Shares Acquired     Value         Options at 6/30/96(#)            at 6/30/96($)
Name                   on Exercise(#)    Realized($)   Exercisable/Unexercisable    Exercisable/Unexercisable(1)
- --------------------   ---------------   -----------   -------------------------    -------------------------

Duane C. Montopoli       32,500           $375,046       179,000 /  36,750             1,236,657 / 171,750
James C. Manocchi        20,063           $ 97,406        60,000 /  35,437                60,000 / 191,247
Gabriel P. O'Gara           0               --            39,187 /  24,000               157,090 / 109,250
Charles Tilgner III         0               --            15,187 /   6,563                48,934 /  19,566
John W. Verbicky         24,750           $ 93,750        11,250 / 116,250                63,750 / 205,000



(1) Value is based on the closing sale price of $14.00 per share of the Common Stock as of June 28, 1996 (the last trading date during fiscal 1996) minus the exercise price.


Defined Benefit Plan

Defined Benefit Plan--United States

     The Corporation maintains a defined benefit pension plan (the "Defined Benefit Plan") for its U.S. employees. The following table shows the estimated annual benefit payable at age 65 upon retirement to participants in the Corporation's Defined Benefit Plan at the specified compensation and years-of-service classifications.



                                                 Years of Service
                 -------------------------------------------------------------------------
                        10                 15                20             25 and over
                 ----------------   ----------------   ----------------   ----------------
                 Range of Officer   Range of Officer   Range of Officer   Range of Officer
   Average          Birth Dates       Birth Dates        Birth Dates       Birth Dates
Renumeration*      1957    1935      1957     1935      1957     1935     1957     1935
- -------------    ----------------    ---------------   ---------------    ----------------

$100,000         $ 9,900 $11,700    $14,800 $17,500    $19,800 $23,400    $24,700 $29,200
 125,000          13,400  15,200     20,100  22,700     26,700  30,300     33,400  37,900
 150,000          16,800  18,600     25,300  27,900     33,700  37,300     42,100  46,600
 175,000          20,300  22,100     30,500  33,200     40,600  44,200     50,800  55,300
 200,000          23,800  25,600     35,700  38,400     47,600  51,200     59,500  63,900
 225,000          27,300  29,100     40,900  43,600     54,500  58,100     68,200  72,600
 250,000          30,700  32,500     46,100  48,800     61,500  65,100     76,900  81,300
 275,000          34,200  36,000     51,300  54,000     68,400  72,000     85,500  90,000


- ----------------
* Represents the average annual compensation paid during the sixty (60) months preceding retirement.


     Compensation for purposes of computing retirement benefits under the Defined Benefit Plan includes salary and only those bonuses paid under the Corporation's sales incentive program. For the purpose of computing retirement benefits under the Defined Benefit Plan, compensation for fiscal 1996, reported to the pension trustee in August 1996, for Mr. Montopoli was $226,000, for Mr. Manocchi was $136,000, for Mr. Tilgner was $108,000, and for Dr. Verbicky was $140,000. Mr. O'Gara does not participate in the Defined Benefit Plan.

     Benefits are computed on a straight-life annuity basis and, in general, are payable monthly commencing at age 65. Early retirement is permitted between the ages of 55 and 65, but at a considerably reduced benefit and subject to certain restrictions. Benefits are not subject to any reduction for social security or other offset amounts.

     For the purpose of computing retirement benefits under the Defined Benefit Plan, on June 30, 1996 Mr. Montopoli had 10 years of credited service; Mr. Manocchi, 5 years; Mr. Tilgner, 18 years; and Dr. Verbicky, 3 years.

Defined Benefit Plan--Ireland

     One of the Corporation's wholly-owned subsidiaries maintains a defined benefit plan (the "Irish Pension Plan") for its Irish employees. Monthly pension benefits are based on the participant's number of years of service at the time of retirement at age 65 (not to exceed 40 years) multiplied by 1.67% of average pensionable salary as defined in the Irish Pension Plan. Additional benefits may be payable upon retirement in the event that a participant contributes voluntarily to the Irish Pension Plan in excess of the compulsory contributions described below.


       Under the Irish Pension Plan, participating employees contribute 5% of pensionable salary while the Corporation's subsidiary contributes the balance of the funding which is required to ensure sound funding of the Irish Pension
Plan. In addition to the compulsory employee contributions referred to above, employees may also voluntarily defer up to 15% of their gross salary to a separate account in their name under the Irish Pension Plan in order to supplement the defined benefit.

     Full time employees of the Irish subsidiary (including Mr. Gabriel P. O'Gara, an executive officer of the Corporation) are eligible to participate in the Irish Pension Plan upon having attained age 24 and one year of service as of the first day of the relevant plan year (March 1). Early retirement is permitted between the ages of 50 and 65, but at a considerably reduced benefit.

Executive Employment Agreement

     The Corporation entered into an employment agreement with Duane C. Montopoli, the President and Chief Executive Officer of the Corporation, as of May 29, 1992 (the "Employment Agreement"). Mr. Montopoli's current annual base salary under the Employment Agreement is $230,000, subject to annual review and increase by the Board of Directors of the Corporation. Under the Employment Agreement as amended, Mr. Montopoli is eligible to participate in the Chemfab Corporate Officer Bonus Plan and may receive an annual cash bonus depending on the Corporation's financial performance for the year. (See Compensation Committee Report.) Furthermore, Mr. Montopoli is entitled to fringe benefits under the Employment Agreement, including life insurance, health insurance and a company car.

     The Employment Agreement provides that Mr. Montopoli's employment with the Corporation may be terminated by either Mr. Montopoli or the Corporation, at any time and for any reason whatsoever, by giving thirty (30) days' written notice of termination. If the Corporation terminates Mr. Montopoli's employment under certain specified circumstances, the Corporation will continue to pay Mr. Montopoli's base salary and fringe benefits for a period of nine (9) months following such termination, subject to offset by the amount of any salary or bonus received by Mr. Montopoli from subsequent employment (unless such termination occurs after a sale of the Corporation). The Employment Agreement contains similar compensation provisions in the event that Mr. Montopoli's employment with the Corporation terminates as a result of his death or disability, except that, in the case of Mr. Montopoli's disability, the compensation payable by the Corporation to Mr. Montopoli is expected to be funded, in part, from disability insurance coverage maintained by the Corporation.



                          COMPENSATION COMMITTEE REPORT
                        ON EXECUTIVE OFFICER COMPENSATION

Compensation Philosophy and Objectives

     The Corporation's executive officer compensation consists of three primary components: base salary, annual bonuses, and grants of stock options. Each component is intended to further the Corporation's overall compensation philosophy, and to achieve the compensation objectives of the Corporation. The Corporation's compensation philosophy is that executive officer compensation should reflect the value created and protected for shareholders, while furthering the Corporation's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance. Short and long-term compensation should motivate and reward high levels of performance and are geared to attract and retain qualified executive officers.

     The Corporation's executive officer compensation program is based on the following principles and objectives:

     o       Competitive, Fair and Balanced Compensation

     The Corporation is committed to providing an executive officer compensation program that helps attract and retain highly qualified executive officers. To ensure that compensation is competitive, the Corporation compares its compensation practices with those of other companies and compensation for similar positions in the market. The Corporation also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executive officers inside the Corporation, and strives to achieve a balance between the fixed and variable components, and between the short and long-term components, of each executive officer's compensation.

     o       Performance

     Executive officers are rewarded based upon both corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met. Individual performance is evaluated by reviewing the achievement of specified individual objectives and the degree to which the executive officer contributed to the overall success of the Corporation and the management team.

     In evaluating each executive officer's performance, the Corporation generally follows the process described below:

     o Prior to or shortly after the beginning of each fiscal year, the Corporation's goals and objectives are set through the preparation of the annual plan, which is reviewed with, and ultimately approved by, the full Board of Directors. Mr. Montopoli reports to the Board on the Corporation's progress toward achieving its strategic goals and operating plan throughout the year at quarterly Board meetings and at other times as necessary.

     o In conjunction with the August Board meeting, the Compensation Committee meets with Mr. Montopoli to review the performance of each executive officer other than Mr. Montopoli during the fiscal year just ended, with particular emphasis on the contribution made toward the attainment of the Corporation's goals and objectives for that year. At that time, Mr. Montopoli makes specific salary, bonus and option award recommendations to the Compensation Committee for each executive officer. Based upon all the information available, including the performance of the individual officer and compensation information for individuals holding similar positions in other companies, the Compensation Committee makes the final determination of the salary, bonus and option awards for each executive officer.

     o At the same time, the Compensation Committee also addresses certain aspects of Mr. Montopoli's compensation. Since his base salary level is set by his Employment Agreement (see "EXECUTIVE COMPENSATION -- Executive Employment Agreement" above), this annual determination by the Compensation Committee relates only to his annual salary increase, if any, the discretionary portion of his annual bonus and stock option grants.

Compensation for Fiscal 1996

Salary

     As described above, the Compensation Committee sets the base salary for executive officers after reviewing the Chief Executive Officer's recommendations and evaluations of performance, compensation for competitive positions in the market and the historical compensation levels of the executive officers. In Mr. Montopoli's case, this process applies only to any annual increase in his base salary under his Employment Agreement. At its August 1995 meeting, the Compensation Committee reviewed the salaries of the Corporation's executive officers, including Mr. Montopoli, and the Corporation's financial performance for the fiscal year ended June 30, 1995. Based upon this review, the Committee concluded that increases ranging from 3.1% to 7.7% were appropriate for each executive officer. Dr. Verbicky also received a 29% increase in March 1996, in connection with his promotion to Executive Vice President and Chief Operating Officer.

Bonus Awards

     For fiscal 1996, the Corporation's executive officers, including Mr. Montopoli, were eligible to receive bonuses pursuant to the terms of the Chemfab Corporate Officer Bonus Plan (the "Plan") which was approved by the Compensation Committee early in fiscal 1996. Under the terms of the Plan, executive officer bonuses are paid from a bonus pool which is funded based upon a formula tied to the Corporation's consolidated pretax profit for the year. The individual's total bonus opportunity is divided into two components: 60% of the opportunity is tied to the individual's base pay as of July 1, 1995 and 40% is variable based upon an assessment by the Compensation Committee of the individual's achievements and contributions to the success of the business during the year.

     Based upon the Corporation's actual pretax profit for fiscal 1996, the total bonus pool created under the Chemfab Corporate Officer Bonus Plan was $320,000, which represented 40% of the base salaries of the executive officer group as a whole. The bonus payment to Mr. Montopoli for fiscal 1996 was $85,000, which represented 38.8% of his base pay. The other four most highly paid executive officers received bonus payments equal to 39.4% of their base pay in the aggregate. These amounts were paid in September 1996.

Stock Option Grants

     The Compensation Committee believes that stock options have been and remain an excellent vehicle for compensating employees. Because the option exercise price for the employee is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve long-term performance of the Corporation's stock. The size of stock option grants is generally intended by the Compensation Committee to reflect the executive officer's position with the Corporation and his other contributions to the Corporation, while at the same time considering his other prior equity holdings in the Corporation and the stock option awards made to other executive officers of the Corporation. Grants to executive officers under the stock option program typically involve a four-year vesting period (subject to accelerated vesting upon a change of control of the Corporation) to encourage key employees to continue in the employ of the Corporation. At its August 1996 meeting, the Compensation Committee granted stock options to the named officers as follows: Mr. Montopoli, 14,000 shares; Mr. Manocchi, 7,000 shares; Mr. O'Gara, 13,000 shares; and Mr. Tilgner, 5,300 shares. No stock options were granted to Dr. Verbicky in August 1996. On February 1, 1996, Dr. Verbicky was granted options to purchase 84,000 shares in connection with his promotion to Executive Vice President and Chief Operating Officer.


Conclusion

     The Compensation Committee believes that the total fiscal 1996-related compensation of the Chief Executive Officer and each of the other named officers, as described above, including the bonus awards and stock option grants made in August 1996, is fair, and is well within the range of compensation for executive officers in similar positions at comparable companies.


                                   Compensation Committee


                                   Paul M. Cook
                                   Warren C. Cook


CERTAIN TRANSACTIONS

     In February 1995, Gabriel P. O'Gara, Vice President - European Business Group, acquired a 50% ownership interest in Fothergill Engineered Fabrics ("FEF"), which is a commercial weaver of specialty fibers in England. FEF is also a raw material supplier to the Company's U.K. and Irish subsidiaries, and owns the site on which the U.K. subsidiary operates. The Corporation has entered into a lease and related agreements with FEF which provide for minimum annual payments by the Corporation to FEF of approximately $65,000 for a period of at least five years. During the fiscal year ended June 30, 1996, the Company's U.K. and Irish subsidiaries purchased an aggregate of $1,552,000 of woven materials from FEF and paid an aggregate of $450,000 for rent and shared services. At June 30, 1996, the amount payable to FEF for material purchases and services was an aggregate of $365,000.

     On August 2, 1996, the Company entered into a Consulting Agreement with Nicholas Pappas, a director of the Company, pursuant to which Dr. Pappas shall provide to the Company, on an as-needed basis, certain defined consulting services. Pursuant to the agreement, the Company shall pay to Dr. Pappas compensation in the amount of $7,500 per month, and shall reimburse his reasonable expenses incurred in the performance of his consulting services. Additionally, under certain circumstances, the Company may grant stock options to Dr. Pappas in consideration for services rendered under the consulting agreement. The consulting agreement terminates on November 30, 1996, unless renewed or extended by the parties.

     On August 16, 1996, pursuant to the Company's stock repurchase program, the Company agreed to purchase from Peter B. Cannell & Co., Inc. ("Cannell"), a holder of greater than 5% of the Company's Common Stock, 92,951 shares of Common Stock at a purchase price of $13.25 per share. Cannell has informed the Company that 13,200 of such shares were acquired by Cannell between January 4, 1995, and May 21, 1996, at prices ranging from $8.62 to $13.38 per share. The price per share paid to Cannell by the Company was determined by Mr. Montopoli on the basis of the "asked" price of the shares, as quoted on the Nasdaq National Market System on August 16, 1996, and the recent historical trading price range of the Company's Common Stock.





SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and certain of its officers and persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Common Stock and any changes in such ownership to the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such reports, no untimely reports were made during the fiscal year ended June 30, 1996.



                     SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the performance of the Corporation's Common Stock to the Nasdaq Stock Market (U.S.) Index and to the S&P Manufacturing (Diversified Industrial) Index since June 30, 1991. The graph assumes that the value of an investment in the Corporation's Common Stock and each index was $100 at June 30, 1991 and that all dividends were reinvested. The total cumulative return reflected in the graph below in respect of the fiscal year ended June 30, 1994 and June 30, 1995 has been computed based on the closing sale price of the Corporation's Common Stock on June 29 and June 27, respectively, the last trading days of the Corporation's Common Stock in such fiscal years.



                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *

                                     Cumulative Total Return

                                      6/91   6/92    6/93   6/94    6/95    6/96

Chemfab Corp                  CMFB    100     59      44     49      66      86

NASDAQ STOCK MARKET -US       INAS    100    120     151    153     204     261

S & P MFG (DVSFD INDUSTRIALS) IMNV    100     99     117    131     173     221


* $100 INVESTED ON 06/30/91 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.




                   RATIFICATION OF INDEPENDENT AUDITORS

     Based upon the recommendation of its Audit Committee, the Board of Directors has selected the firm of Ernst & Young LLP as the independent auditors of the Corporation for the fiscal year ending June 30, 1997. Ernst & Young LLP (together with one of its predecessor firms, Arthur Young & Company) have acted in such capacity for the Corporation since the 1980 fiscal year. The Board will propose at the Meeting that the shareholders ratify this selection.

     Representatives of Ernst & Young LLP are expected to be present at the Meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

     The affirmative vote of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, is required for the ratification of the appointment of Ernst & Young LLP as the Corporation's auditors. If the proposal to ratify the appointment of Ernst & Young LLP is not approved, the Board of Directors will select and appoint an independent accounting firm for the fiscal year ending June 30, 1997 without further shareholder action.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE CORPORATION FOR THE FISCAL YEAR ENDING JUNE 30, 1997, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


                                MISCELLANEOUS

Other Matters

     The Board of Directors does not know of any other matters that may be presented at the Meeting, except for routine matters. If other business does properly come before the Meeting, however, the persons named on the accompanying proxy intend to vote on such matters in accordance with their best judgment.


1997 Shareholder Proposals

     In order for shareholder proposals to be presented at the Corporation's 1997 annual meeting of shareholders, such proposals must be received by the Secretary of the Corporation at the Corporation's principal office in Merrimack, New Hampshire not later than May 30, 1997 for inclusion in the proxy statement for that meeting, subject to the applicable rules of the Securities and Exchange Commission. Delivery of such proposals should be by Certified Mail, Return Receipt Requested.

Annual Report on Form 10-K

     The Corporation's Annual Report on Form 10-K (without exhibits) is included in the Corporation's Annual Report to Shareholders, and is being furnished to shareholders of record together with this Proxy Statement. Requests for additional copies should be directed to: Secretary, Chemfab Corporation, 701 Daniel Webster Highway, P.O. Box 1137, Merrimack, New Hampshire 03054.


September 30, 1996




                                                                  ANNEX
                            FORM OF PROXY CARD
                               [SIDE ONE}


                           CHEMFAB CORPORATION

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
           1996 ANNUAL MEETING OF SHAREHOLDERS ON OCTOBER 31, 1996


     The undersigned hereby appoints Duane C. Montopoli and Moosa E. Moosa and each of them proxies, each with power of substitution, to vote at the 1996 Annual Meeting of Shareholders of CHEMFAB CORPORATION to be held on October 31, 1996 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the reverse side of this ballot on the election of directors and the selection of auditors and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

                (To Be Continued And Signed On The Other Side)

                                [SIDE TWO}

A  [X]  Please mark your
        vote as in this
           example.

             FOR all nominees          WITHHOLD
             listed at right           AUTHORITY          Nominees:
             (except as withheld in    (to vote for
             the space below)          nominee(s) listed
                                       at right)          Paul M. Cook
                                                          Warren C. Cook
1. ELECTION  [      ]                  [      ]           Robert E. McGill, III
   OF                                                     James E. McGrath
   DIRECTORS                                              Duane C. Montopoli
                                                          Nicholas Pappas

Instruction: To withhold authority to vote for any
individual nominee, write that nominee's name in
the space provided below. ___________________
_____________________________________________


2. SELECTION OF AUDITORS:              FOR          AGAINST          ABSTAIN
  The Board of Directors recommends  [      ]       [      ]        [      ]
  a vote FOR the proposal to Approve
  the selection of Ernst & Young LLP
  as independent auditors.




This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no contrary specification is made, this proxy will be voted FOR the election of the nominees of the Board of Directors, and FOR the proposal respecting selection of the auditors and upon such other business as may properly come before the meeting in the appointed proxies' discretion.

Please date, sign as name appears hereon, and return this proxy in the enclosed envelope, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 1996 Annual Meeting of Shareholders and related Proxy Statement.


SIGNATURE ______________ DATE ______  SIGNATURE ______________ DATE ______
NOTE: (Executors, administrators, trustees, custodians, etc. should indicate capacity in which signing. When stock is held in the name of more than one person, each person should sign the proxy.)